Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

HCI GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	—	(3)	(4)	(4)	—	—
	Equity	Common Stock, no par value	—	(3)	(4)	(4)	—	—
	Equity	Preferred Stock, no par value	—	(3)	(4)	(4)	—	—
	Other	Warrants	—	(3)	(4)	(4)	—	—
	Other	Stock Purchase Contracts	—	(3)	(4)	(4)	—	—
	Other	Stock Purchase Units (2)	—	(3)	(4)	(4)	—	—
	Unallocated (Universal) Shelf (1)	—	457(o)	—	—	$150,000,000.00	0.00011020	$16,530.00 (5)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$150,000,000.00		$16,530.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$16,530.00
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	HCI Group, Inc.	S-3	333-238316	May 15, 2020	N/A	$16,530.00 (6)	Common Stock	(6)	(6)	$150,000,000 (3)	N/A
Fee Offset Sources	HCI Group, Inc.	S-3	333-238316	N/A	May 15, 2020	N/A	N/A	N/A	N/A	N/A	$19,470.00 (6)

(1)
Represents securities that may be offered and sold from time to time in one or more offerings by HCI Group, Inc. (the “Registrant”).
(2)
Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock and (b) common stock, debt securities, other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.
(3)
Includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $150,000,000, which may be offered by the Registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This registration statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the Registrant may be sold either separately or as units comprised of more than one type of security registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(5)
Calculated pursuant to Rule 457(o), based on the proposed Maximum Aggregate Offering Price.
(6)
Pursuant to Rule 457(p), the Registrant has offset $16,530.00 of the filing fee associated with the $150,000,000 maximum aggregate offering price of unsold securities under the Registrant’s Registration Statement on Form S-3 (Registration No. 333-238316) filed on May 15, 2020 ($19,470.00) and which has been terminated prior to the date of this registration statement, with $2,940.00 to be applied to future filings, the entire amount of which remains unsold as of the date of this registration statement, against the amount of the registration fee for this registration statement.